Exhibit (a)(1)(ii)

PLEASE CONTACT YOUR MERRILL FINANCIAL ADVISER TO ENSURE THE PROPER

COMPLETION AND SUBMISSION OF THE NECESSARY DOCUMENTATION

LETTER OF TRANSMITTAL

REGARDING

SHARES OF BENEFICIAL INTEREST

IN

BLACKROCK HEDGE FUND GUIDED PORTFOLIO SOLUTION

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED DECEMBER 22, 2023

The Offer will expire

at, and this Letter of Transmittal must be

received by, 11:59 p.m., Eastern Time,

on Wednesday, January 24, 2024, unless the Offer is extended.

Letter of Transmittal – BlackRock Hedge Fund Guided Portfolio Solution	Page 1

Ladies and Gentlemen:

The undersigned hereby tenders to BlackRock Hedge Fund Guided Portfolio Solution*, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the shares of beneficial interest (“Shares”) in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase dated December 22, 2023 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). All capitalized terms used herein and not otherwise defined have the meaning as defined in the Fund’s Agreement and Declaration of Trust. The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be received timely and in the appropriate form.

The undersigned hereby sells to the Fund the Shares of the Fund tendered hereby pursuant to the Offer. The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer Shares tendered hereby and all dividends, distributions (including, without limitation, distributions of additional Shares) and rights declared, paid or distributed in respect of such Shares that are declared, paid or distributed in respect of a record date occurring on or after the date on which the Shares are accepted for repurchase by the Fund (collectively, “Distributions”), that when such Shares are accepted for repurchase by the Fund, the Fund will acquire good, marketable and unencumbered title thereto and to all Distributions, free and clear of all liens, restrictions, charges and encumbrances, and that none of such Shares and Distributions will be subject to any adverse claim. The undersigned, upon request, shall execute and deliver all additional documents deemed by the Transfer Agent or the Fund to be necessary or desirable to complete the sale, assignment and transfer of Shares tendered hereby and all Distributions.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Shares of the Fund or portion thereof tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all the undersigned’s Shares of the Fund may be purchased.

A non-transferable, non-interest bearing promissory note for the purchase price will be issued to the undersigned if the Fund accepts for purchase the Shares tendered hereby. The undersigned acknowledges that the promissory note will be held for the undersigned by BNY Mellon Investment Servicing (U.S.) Inc., the Fund’s administrator. The cash payment(s) of the purchase price for the Shares tendered by the undersigned and accepted for purchase by the Fund will be made by wire transfer of the proceeds to the undersigned’s account at Merrill. The undersigned hereby represents and warrants that the undersigned understands that upon a withdrawal of such cash payment from the account, the institution at which the account is held may subject such withdrawal to any fees that it would customarily assess upon the withdrawal of cash from such account. The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering shareholder in the sole discretion of the Fund’s Board of Trustees.

If the undersigned’s Shares are tendered and accepted for purchase, the promissory note will provide for payment of the purchase price in two or more installments, except that if the undersigned is tendering only a portion, but not all, of the undersigned’s Shares, such payment generally will be made in a single installment, as described in Section 7 of the Offer to Purchase. The undersigned recognizes that the amount of the purchase price for Shares will be based on the unaudited net asset value of the Fund as of March 28, 2024 (the “Valuation Date”), subject to an extension of the Offer as described in Section 15 of the Offer to Purchase.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

Investors wishing to tender Shares pursuant to the Offer should contact their Merrill Financial Adviser (“Merrill FA”) who will enter the order and provide the Investor with a customized Tender Offer Form for its account. Included with this Offer material is a sample Tender Offer Form which is for reference only. The Tender Offer Form generated for an Investor’s account will need to be signed and returned to the Investor’s Merrill FA. Upon receiving signed documentation, the Investor’s Merrill FA will submit the form for processing. An Investor’s Merrill FA must submit the form by the Expiration Date.

*	Effective January 1, 2024, the Fund’s name will change to BlackRock Alpha Strategies Fund.

Letter of Transmittal – BlackRock Hedge Fund Guided Portfolio Solution	Page 2

If you do not want to sell your Shares at this time, please disregard this notice. This is simply notification of the Fund’s tender offer. If you decide to tender, you are responsible for confirming that your Merrill Financial Adviser has received your documents in good order.

Letter of Transmittal – BlackRock Hedge Fund Guided Portfolio Solution	Page 3

Tender Offer Signature Pages- U.S. Investors Document No.: Client Account No.: These Tender Offer Request Signature Pages (or “’Signature Pages”) relate to the client’s {the “Client.} redemption from one or more investment funds (each, a “Fund”’). The learn “’Fund”’ or “Funds”’ as used herein refers to each investment fund from which the Client is redeeming as set forth in the Signature Pages. The term .. Interest.. refers to any unit of participation, share, or other form of interest issued by a Fund. Registration I Client Account Details Account registration and address Account densification number Account to debit Exempt payee code Exemption FATCA densifications ox.

Letter of Transmittal – BlackRock Hedge Fund Guided Portfolio Solution	Page 4

Chime Ac (tom No.: Request Tender I Redemption Details Fund Name: Effective Date Cutoff Date Channel Tender Type Units (If Partial) Full Partial Payment cash payments due pursuant to this request will be made directly to Merrill lynch, Pierce. Fenner & Smith, Inc. or U.S. Trust, as indicated above, who will facilitate the distribution or proceeds into the Client’s account Signature ~ By executing and submitting these Signature Pages, you acknowledge that this request all of the terms and conditions set forth In the Offer and the lener of Transmittal. Except as stated in the tis irrevocable. You acl<nowledge the absolute right of the fund to reject any and all tenders, induding those that th un e ermhles, tn Its sole d1sctetion, are not in the appropriate form, You rept”es,ent that you are the beneficial owner of~s the ~und to which this reqvest relates, or that the person signing this reQuest is an authorized representa investor. Internal Revenue Code Certification Under penalties of perjury, by signature below, you he sent. warrant and certify as follows: {a) the Social Security/ Taxpayer 10 Number set forth in these Signature Pag true. correct and complete Social Security/fa>Cpayer 10 Number, and yotJ ate a U.S. citizen or other United States (a efined In the Instructions to IRS For.m W~9); (b) you are not subject to backup withholding because {I) you are e l P bad.up withholding, (ii) you have not been notified by the Internal Revenue Service that you are subject to ba p ‘ hholdmg as a result ofa failure to report all mleres-t or dividends, or (iii) the Internal Revenue Service has notified ou are no longer subject to backup withholding; and (c) if an exemption from the F()(elgn Account Tax: Compll A A) reporting was requested on this document then you certify that the FATCA code(s} entered on this docum t. icating that you are exempt from FATCA feporring is correct. Certification instructions. Check lhis box if you have been notified by the IRS that you are currently subject to batkup withholding betause you have failed to report all interest and dMdend.s on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Oocumtnt No.: 2 of 4 NDER_v2.0

Letter of Transmittal – BlackRock Hedge Fund Guided Portfolio Solution	Page 5

00CW11MI Ho,: CWII4 Account~t No.: Signature (cont.) Signatul’e 1: Signature l Oate Signer’s name Title (~$~(Nint) Signature 2: Signature 2 Oate Signer-’s name Title (~~printl Signature 3: Signature 1 Signer’s name (p(«<$~ print) Signature 4: Signature 4 Signer’s name (plot(l$~ I Signature 5; Signature 5 Date Signer’s name Title (p/ / Signature 6; Signature 6 date Signer’s name Title (p(toast Pilaf 3 of 4 TENOER_v2:.0

Letter of Transmittal – BlackRock Hedge Fund Guided Portfolio Solution	Page 6

Chime Account No.: Investment Professional Attestation the Undersigned Investment Professional hereby certifies that the Client is known to and is a Client of the Investment Professional, and the Investment Professional has had substantive di-scissions with the Client regarding the Client’s investment objectives. The investment Professional confirms that he/she has a reasonable basis for believing (1) that all of the representations made by the Client on these Signature Pages <rare true and com~-CT, (li} based on information obtained from the Client concerning the Client’s investment objectives, other investments, financial situation and needs, and any other information known ~o the Investment Professional, that a tender, redemption or withdrawal from the Fond is suitable for the Client, and {Iii) that the Client’s contact information on record with the selling agent and as noted on these Signature Pages is true and correct. The Investment Professional conked that the Chant is awe (e forth~ financial terms and frisks applicable to a tender, redemption or withdrawal f (om the Fund and the specific dash$(is)/trance (s:) and series of Interests: issued by each fund in which-h the Client currently invests. Investment Professional Name Production No. / UST CAJ No.: Investment Professional Signature

Letter of Transmittal – BlackRock Hedge Fund Guided Portfolio Solution	Page 7